                                                                    Exhibit 5.01

                      [LETTERHEAD OF DEBEVOISE & PLIMPTON]

April 10, 2003

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, CT 06115

                   The Hartford Financial Services Group, Inc.
                       Registration Statement on Form S-3
                              (File No. 333-103915)

Ladies and Gentlemen:

      We have acted as special counsel to The Hartford Financial Services Group, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering by the Company of up to $2,586,562,704 in the aggregate of
(i) senior debt securities of the Company (the "Senior Debt Securities") to be issued pursuant to an Indenture (the "Senior Indenture"), dated as of October 20, 1995, between the Company and JP Morgan Chase Bank (formerly "The Chase Manhattan Bank"), as trustee (the "Senior Trustee"), as amended by Supplemental Indenture No.1, dated as of December 27, 2000, between the Company and the Senior Trustee, and as amended by Supplemental Indenture No. 2, dated as of September 13, 2002, between the Company and the Senior Trustee, (ii) subordinated debt securities of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement pertaining to the offering of Subordinated Debt Securities (the "Subordinated Trustee"), (iii) junior subordinated deferrable interest debentures of the Company (the "Junior Subordinated Debt Securities"), to be issued pursuant to a Junior Subordinated Indenture (the "Junior Subordinated Indenture"), dated as of October 30, 1996, between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"), as amended by a Supplemental Indenture, dated as of October 26, 2001, between the Company and the Debenture Trustee, (iv) shares of preferred stock of the Company, par value $.01 per Share (the "Preferred Stock"), (v) shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), (vi) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the "Depositary Shares"), (vii) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants") pursuant to one or more warrant agreements ("Warrant Agreements"), (viii) stock purchase contracts representing rights to purchase Preferred Stock, Common Stock or other property (the "Stock Purchase Contracts"), (ix) stock purchase units, representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury

Securities (the "Stock Purchase Units"), and (x) preferred securities (the "Preferred Securities") of Hartford Capital IV, Hartford Capital V and Hartford Capital VI, each a trust formed under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), guaranteed to the extent the Trust has funds as set forth in the Registration Statement by the Company (as such may be issued from time to time, a "Guarantee" and, together with the Debt Securities, the Junior Subordinated Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Preferred Securities, the "Securities"), as well as up to an additional $517,312,540 aggregate amount of such Securities that may be registered in accordance with Rule 462(b) under the Act.

      In so acting, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary for the purposes of this opinion.

Upon the basis of such examination, we are of the following opinion:

1. The execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company. The Senior Indenture has been duly executed and delivered by the Company and, assuming that (a) the Senior Indenture has been duly executed and delivered by the Senior Trustee and (b) the terms of such Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (the "Board of Directors") or a duly authorized committee thereof, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities have been duly authorized by the Company. Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and when the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized Committee thereof, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. The execution and delivery of the Junior Subordinated Indenture and the Junior Subordinated Debt Securities have been duly authorized by the Company. The Junior Subordinated Indenture has been duly executed and delivered by the Company and, assuming that (a) the Junior Subordinated Indenture has been duly executed and delivered by the Debenture Trustee and (b) the terms of such Junior Subordinated Debt Securities have been duly established in accordance with the Junior Subordinated Indenture so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when the Junior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation, and authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

5. When (i) the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of

      Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (ii) the Depositary Agreement or Agreements relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") have been duly authorized, executed, authenticated, if required, and delivered by the Company and such depositary as shall have been duly appointed by the Company (the "Depositary"), (iii) (a) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 4 above and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable deposit agreement (the "Deposit Agreement"), and (iv) the Depositary Receipts have been duly executed, countersigned, registered and delivered against the deposit of the shares of Debt Securities or the Preferred Stock, as the case may be, relating to the Depositary Shares, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

6. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

7. When (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When (i) the terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Stock Purchase Contracts or certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Units will be duly authorized and validly issued.

10. When (i) a Guarantee has been duly authorized and approved by the Board of Directors or a duly authorized committee thereof and (ii) such Guarantee has been validly executed and delivered by the Company, such Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

11. If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof, and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Senior Indenture or Subordinated Indenture, as the case may be, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

      The opinions set forth above are subject to the following additional qualifications:

      (a) Our opinions in paragraphs 1, 2, 3, 7, 8 and 10 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or in equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality.

      (b) With respect to the opinions set forth in paragraphs 1 through 11, we express no opinion as to (1) any waiver of inconvenient forum set forth in any agreement or (2) any provision relating to judgments in currencies other than United States dollars. I express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

      (c) The opinions expressed in paragraphs 1 through 11 above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,



                                                     /s/ Debevoise & Plimpton